EXHIBIT 23.1











INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-96883 of Southern Company on Form S-8 of our report dated April 18, 2003, relating to the financial statements of the Southern Company Employee Savings Plan as of and for the year ended December 31, 2002, appearing in this Annual Report on Form 11-K of The Southern Company Employee Savings Plan for the year ended December 31, 2002.


/s/Deloitte & Touche LLP

Atlanta, Georgia
June 26, 2003